Exhibit 10.10
CHART INDUSTRIES, INC.
AMENDED AND RESTATED MANAGEMENT STOCKHOLDER’S AGREEMENT
          This Amended and Restated Management Stockholder’s Agreement (this “Agreement”) is made and entered into on                     , 2006, by and among Chart Industries, Inc., a Delaware corporation (the “Company”), FR X Chart Holdings LLC, a Delaware limited liability company (“First Reserve”), and                      (the “Management Stockholder”).
R E C I T A L S
          WHEREAS, the Company, First Reserve and the Management Stockholder desire to set forth certain understandings with respect to the Management Stockholder’s holdings of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as set forth herein.
          WHEREAS, the Company, First Reserve and the Management Stockholder entered into a Management Stockholder’s Agreement, made and entered into as of                      (the “Original Agreement”) and now desire to amend and restate the Original Agreement.
          WHEREAS, subject to and upon the completion of the initial public offering of the capital stock of the Company, this Agreement restates, integrates and amends the provisions of the Original Agreement and such amendment, integration and restatement shall be deemed effective as of April 1, 2006.
          WHEREAS, the Management Stockholder was granted options to acquire shares of Common Stock pursuant to the terms set forth below and the terms of the Chart Industries, Inc. 2005 Stock Incentive Plan and the Stock Option Agreement[s] dated as of [insert applicable date[s]] entered into between the Company and the Management Stockholder.
          NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. PIGGYBACK REGISTRATION RIGHTS.
     1.1 Definitions. For purposes of this Section 1:
          (a) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of or automatic effectiveness of such registration statement.

          (b) Registrable Securities. The term “Registrable Securities” means all shares of Common Stock (or any securities issued in respect thereof, or in substitution thereof) now beneficially owned or hereinafter acquired by a stockholder of the Company having registration rights under this Agreement or otherwise. Notwithstanding the foregoing, “Registrable Securities” shall cease to be Registrable Securities once (i) such Registrable Securities are sold or transferred by a stockholder (but not including any transfer to a member of the Immediate Family of such stockholder or to a trust or other entity for the benefit of the stockholder or his or her Immediate Family), whether pursuant to Rule 144 promulgated under the Securities Act (or its successor) (“Rule 144”), or in a registered offering, or otherwise, or (ii) all Registrable Securities owned by the holder of such Registrable Securities may be sold or transferred in the manner permitted under Rule 144(k) promulgated under the Securities Act (or its successor) .
          (c) Shelf Registration. The term “Shelf Registration” shall mean a registration effected on Form S-3 pursuant to Rule 415 promulgated under the Securities Act (or its successor) on a continuous basis for the period requested.
     1.2 Piggyback Registrations.
          (a) Notices. If the Management Stockholder owns Registrable Securities, the Company shall promptly notify the Management Stockholder in writing (a “Piggyback Notice”) prior to filing any registration statement under the Securities Act for purposes of effecting an offering of Common Stock (or any securities issued in respect thereof, or in substitution thereof) of the Company (excluding registration statements relating to the initial public offering of securities of the Company and registration statements relating to any employee benefit plan or a corporate merger, acquisition or reorganization). Subject to Section 1.2(b), the Company will afford the Management Stockholder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by the Management Stockholder. If the Management Stockholder desires to include in any such registration statement all or any part of the Registrable Securities held by the Management Stockholder, the Management Stockholder shall (except as provided in Section 1.2(e)) within ten (10) days after receipt of the Piggyback Notice so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities the Management Stockholder wishes to include in such registration statement. If the Management Stockholder decides not to include all of such Management Stockholder’s Registrable Securities in any such registration statement, the Management Stockholder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth in this Agreement.
          (b) Underwriting. If a registration statement referred to in the Piggyback Notice is for an underwritten offering, then the Company shall so advise the Management Stockholder in the Piggyback Notice. In such event, the right of the Management Stockholder to include Registrable Securities in such a registration shall be conditioned upon the Management Stockholder’s participation as a selling stockholder in such underwriting and the inclusion of the Management Stockholder’s Registrable Securities in the underwriting as provided herein. If the Management Stockholder proposes to sell Registrable Securities through such underwriting, the

Management Stockholder shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise the Management Stockholder, and the managing underwriter(s) may exclude shares of the Management Stockholder’s Registrable Securities from the registration and the underwriting, and the number of shares that will be included in the registration and the underwriting shall be allocated first to the Company, and second, to each holder of Common Stock (or any securities issued in respect thereof, or in substitution thereof) with registration rights requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such holder of Common Stock (or any securities issued in respect thereof, or in substitution thereof) with registration rights. If the Management Stockholder disapproves of the terms of any such underwriting, the Management Stockholder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement (but notwithstanding the foregoing, except in the event of a Shelf Registration, the Management Stockholder shall have a minimum of 5 days to elect to withdraw after receiving written notice of the terms of such underwriting). Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from such registration.
          (c) Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.2 (excluding underwriters’ and brokers’ discounts and commissions relating to shares sold by the selling stockholders), including, without limitation all federal and “blue sky” registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the selling stockholders (selected by the Company with the consent of participating stockholders holding a majority of Registrable Securities being registered), and fees and disbursements of counsel for the Company, shall be borne by the Company. The Management Stockholder, if participating in a registration pursuant to this Section 1.2, shall bear the Management Stockholder’s proportionate share (based on the total number of Registrable Securities sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering by the selling stockholders.
          (d) Withdrawal Right. Notwithstanding any provision contained in this Section 1.2 to the contrary, the Company or the selling stockholder initiating a registration shall have the right to terminate or withdraw any registration statement initiated by it prior to the effectiveness of such registration statement whether or not the Management Stockholder has elected to include Registrable Securities in such registration statement.
          (e) Shelf Registrations. In the event the Company commences a Shelf Registration and the Management Stockholder desires to include all or any part of the Management Stockholder’s Registrable Securities in such Shelf Registration pursuant to Section 1.2(a):

          (i) the Management Stockholder will not have a right to participate in any Shelf Registration in which, in the good faith judgment of the disinterested members of the Board of Directors of the Company (the “Board”) and the stockholder (if any) initiating such Shelf Registration, it would not be reasonably practicable for the Management Stockholder to participate given the proposed timing of the Shelf Registration (each such Shelf Registration, an “Overnight Deal”), provided, that the disinterested members of the Board and the stockholder (if any) initiating such Overnight Deal shall inform the Management Stockholder of such Overnight Deal promptly after its consummation; and
          (ii) the Management Stockholder shall, within two business days after receipt of the Piggyback Notice for a Shelf Registration (other than an Overnight Deal), so notify the Company in writing, and, in such notice, shall inform the Company of the number of Registrable Securities the Management Stockholder wishes to include in such Shelf Registration.
     1.3 Lock-ups. With respect to any underwritten offering in which the Company or a holder of Registrable Securities is selling Common Stock (or any securities issued in respect thereof, or in substitution thereof), beginning on (a) the effective date of a registration statement filed by the Company (in the case of a registration statement other than a Shelf Registration) or (b) the date of the underwriting agreement executed in connection with a Shelf Registration (each an “Effective Date”), the Management Stockholder, whether or not the Management Stockholder is participating in such offering, agrees to not effect any issuance, sale, transfer, assignment, pledge, conveyance (including, without limitation, taking any short position in), or repurchase of Common Stock (or any securities of the Company exchangeable or convertible into Common Stock) (except that this Section 1.3 shall not apply to the sale of securities as part of the underwriting, or stock option exercise or other securities transactions solely with the Company) for a period of 90 days (180 days in the case of the Company’s initial underwritten public offering) after the Effective Date (the “Lock-up Period”) or such longer time (not to exceed an additional 90 days) as requested by the underwriters for such offering and agreed to by the stockholders holding a majority of the Registrable Securities being included in such offering in its sole discretion. The Management Stockholder agrees to enter into customary lock-up agreements with an underwriter consistent with the terms of this Section 1.3.
     1.4 Furnish Information. The Management Stockholder, as a condition to participation in any registration or offering contemplated by this Section 1, agrees to furnish to the Company such information regarding the Management Stockholder, the Registrable Securities held by the Management Stockholder, and the intended method of disposition of such securities as shall be reasonably requested by the Company or otherwise required to timely effect the Registration of the Management Stockholder’s Registrable Securities.
     1.5 Custody Agreement and Power of Attorney. The Management Stockholder will, if requested by the Company, contemporaneously with notifying the Company of the Management Stockholder’s desire to participate in a registration, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company with respect to any Registrable Securities of the Management Stockholder to be registered pursuant to this Section 1 (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that the Management Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Registrable Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder’s behalf with respect to the matters relating to such registration specified therein.
     1.6 Procedure and Indemnification. To the extent commercially practicable, customary and market registration procedures and indemnification procedures shall apply to Registrable Securities included by a Management Stockholder in any registration.
2. TAG-ALONG RIGHTS.
     2.1 Tag-Along Rights. If First Reserve wishes to Transfer Common Stock other than pursuant to a registered offering, a Transfer pursuant to Rule 144, a Transfer by First Reserve with the approval of a majority of the members of the Board not affiliated with First Reserve or a Transfer by First Reserve or an FRC Affiliate to any other FRC Affiliate, to the partners of First Reserve or to Company employees, then First Reserve shall deliver a notice (the “Tag-Along Notice”) to the Management Stockholder which shall state First Reserve’s intention to sell Common Stock to one or more persons, the amount of Common Stock to be sold, the purchase price therefor, and a summary of the other material terms of the proposed Transfer. Subject to the terms and conditions of this Article 2, the Management Stockholder shall have the right, exercisable upon written notice to First Reserve within ten (10) days after receipt of the Tag-Along Notice, to participate in such sale of Common Stock on the same terms and conditions as set forth in the Tag-Along Notice, up to the total number of shares of Common Stock equal to the product of (a) the total number of shares of Common Stock included in the Tag-Along Notice; multiplied by (b) a quotient found by dividing the total number of shares of Common Stock owned by the Management Stockholder (including any shares of Common Stock the Management Stockholder is entitled to acquire under any unexercised portion of an option or other right, to the extent such options or other rights are then exercisable or would become exercisable as a result of the consummation of the proposed transaction) by the total number of shares of Common Stock owned by First Reserve, the Management Stockholder, and all stockholders that are participating in the sale of Common Stock pursuant to similar tag-along rights; provided that, if the Management Stockholder (i) is required to provide any representations or indemnities in connection with such Transfer (other than representations and indemnities concerning title and authority, power and right to enter into and consummate the Transfer without contravention of any law or agreement), liability for misrepresentation or indemnity shall (as to the Management Stockholder) be expressly stated to be several but not joint and the Management Stockholder shall not be liable for more than the Management Stockholder’s pro rata share (based on the number of shares of Common Stock being Transferred by all stockholders and the number of shares of Common Stock being Transferred by the Management Stockholder) of any liability for misrepresentation or indemnity; and provided, further, that the Management Stockholder shall be obligated to pay only its pro rata share (based on the number of shares of Common Stock being Transferred by all stockholders and the number of shares of Common Stock being Transferred by the Management Stockholder) of expenses incurred in connection with a consummated sale pursuant to this Article 2. To the extent any such stockholders exercise such right of participation (each such stockholder, a “Participating Stockholder”), the number of shares of Common Stock that First Reserve may sell in the transaction shall be correspondingly reduced by the aggregate number of shares included in the transaction by all Participating Stockholders. The Management Stockholder shall effect the Management Stockholder’s participation in the sale by promptly delivering to First Reserve for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the number of shares of Common Stock which the Management Stockholder elects to sell. Upon the consummation of a Transfer pursuant to this Article 2, all of the participants therein will receive the same form and amount of consideration per share. If a Transfer proposed pursuant to this Article 2 is not consummated and the Management Stockholder had elected to participate in such Transfer, the Company (or its designated agent) shall notify the Management Stockholder, and return to the Management Stockholder, to the extent previously provided, all certificates representing shares of Common Stock that the Management Stockholder had delivered.
     2.2 Further Sales. To the extent the Management Stockholder does not exercise the Management Stockholder’s rights under Section 2.1 with respect to the sale of Common Stock subject to a Tag-Along Notice, First Reserve may, not later than 60 days following delivery to the Management Stockholder of the Tag-Along Notice (or such longer period as may be required to obtain regulatory approval therefor), conclude a Transfer of the Common Stock covered by the Tag-Along Notice on terms and conditions equal to those described in the Tag-Along Notice. Any proposed Transfer on terms and conditions other than those described in the Tag-Along Notice or any proposed Transfer of any Common Stock by First Reserve after such sixty day period (or such longer period as may be required to obtain regulatory approval therefor) shall again be subject to the tag-along rights of the Management Stockholder and shall require compliance by First Reserve with the procedures described in this Article 2.
     2.3 Termination of Tag-Along Rights. This Article 2 and rights granted hereunder shall terminate upon such date as First Reserve and all FRC Affiliates, as a whole, cease to be the beneficial owner (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 or any successor rule) of at least thirty percent (30%) of the then outstanding Common Stock.
3. AMENDMENT; ASSIGNMENT.
          This Agreement may be amended only by a written instrument signed by each of the parties hereto. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except as set forth in this Agreement; provided, that the Company may assign, delegate or otherwise transfer any of its rights under this Agreement to First Reserve or any FRC Affiliate so long as First Reserve or such FRC Affiliate consents in writing to such assignment, delegation or transfer.

4. LEGEND.
          Each certificate representing shares of capital stock of the Company now or hereafter owned by the Management Stockholder shall be endorsed with the following legend, to the extent so required by the Securities Act or any applicable securities law:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. STOCKHOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
5. MANAGEMENT STOCKHOLDER’S REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
     5.1 The Management Stockholder acknowledges that the Management Stockholder has been advised that a restrictive legend in the form set forth in Section 4 shall be placed on the certificates representing the Common Stock.
     5.2 If any shares of the Common Stock are to be disposed of in accordance with an applicable resale exemption or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at, or prior to, the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.
     5.3 The Management Stockholder represents and warrants that (a) with respect to the Common Stock, the Management Stockholder has received and reviewed the available information relating to the Common Stock, including having received and reviewed the documents related thereto, certain of which documents set forth the rights, preferences and restrictions relating to securities convertible or exercisable into Common Stock (the “Stock Rights”) and the Common Stock underlying the Stock Rights and (b) the Management Stockholder has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which the Management Stockholder deems necessary to evaluate the merits and risks related to the Management Stockholder’s investment in the Common Stock and to verify the information contained in the information received as indicated in this Section 5.3, and the Management Stockholder has relied solely on such information.
     5.4 The Management Stockholder further represents and warrants that (a) the Management Stockholder’s financial condition is such that the Management Stockholder can afford to bear the economic risk of holding the Common Stock for an indefinite period of time and has adequate means for providing for the Management Stockholder’s current needs and personal contingencies, (b) the Management Stockholder can afford to suffer a complete loss of the Management Stockholder’s investment in the Common Stock, (c) the Management Stockholder understands and has taken cognizance of all risk factors related to the Common Stock, and (d) the Management Stockholder’s knowledge and experience in financial and business matters are such that the Management Stockholder is capable of evaluating the merits and risks of the Common Stock as contemplated by this Agreement.
6. GENERAL PROVISIONS.
     6.1 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three (3) business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the parties as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.
To the Company:
Chart Industries, Inc.
One Infinity Corporate Centre Drive, Suite 300
Garfield Heights, Ohio 44125
Attn: Chief Financial Officer and Secretary
Fax: (440) 753-1491
and a copy to:
First Reserve Corporation
One Lafayette Place
Greenwich, CT 06830
Attn: Thomas R. Denison
Fax Number: (203) 661-6729
and a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017

Attn: Patrick J. Naughton
Fax Number: (212) 455-2502
To the Management Stockholder:
To the Management Stockholder’s address of record on the books of the Company
          Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 6.1 by giving the other parties written notice of the new address in the manner set forth above.
     6.2 Entire Agreement; Interpretation; Termination of Prior Agreements. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof (other than any additional restrictions on transfer and repurchase rights and other rights contained in subscription or restricted stock agreements, employment/consulting agreements or stock option agreements between the Company and the Management Stockholder) and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter of this Agreement, including, without limitation, the Original Agreement.
     6.3 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
     6.4 Third Parties. Nothing in this Agreement, express or implied, is intended to confer, and it shall not confer, upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.
     6.5 Successors and Assigns. Subject to the provisions of Section 2, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.
     6.6 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.
     6.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures to this Agreement shall be valid for all purposes.
     6.8 Arbitration. Any controversy, dispute, or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope, and enforceability of this section, may at the election of any party, be solely and finally settled by arbitration conducted in New York, New York, by and in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, or any successor organization and with the Expedited Procedures thereof (collectively, the “Rules”). Each of the parties hereto agrees that such arbitration shall be conducted by a single arbitrator selected in accordance with the Rules; provided that such arbitrator shall be experienced in deciding cases concerning the matter which is the subject of the dispute. Any of the parties may demand arbitration by written notice to the other and to the Arbitrator set forth in this Section 6.8 (“Demand for Arbitration”). Each of the parties agrees that if possible, the award shall be made in writing no more than 30 days following the end of the proceeding. Any award rendered by the arbitrator(s) shall be final and binding and judgment may be entered on it in any court of competent jurisdiction. Each of the parties hereto agrees to treat as confidential the results of any arbitration (including, without limitation, any findings of fact and/or law made by the arbitrator) and not to disclose such results to any unauthorized person. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable. In the event of any arbitration with regard to this Agreement, each party shall pay its own legal fees and expenses, provided, however, that the parties agree to share the cost of the Arbitrator’s fees.
     6.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED EXCLUSIVELY IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, EXCLUDING THAT BODY OF LAW RELATING TO CONFLICT OF LAWS AND CHOICE OF LAW.
     6.10 Jurisdiction. Except as set forth in Section 6.8, the parties hereby irrevocably submit and consent to the nonexclusive jurisdiction of the State and Federal Courts located in the State of New York with respect to any action or proceeding arising out of this Agreement or any matter arising therefrom or relating thereto. In any such action or proceeding, the Management Stockholder waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by mail directed to the Management Stockholder at the address for the Management Stockholder provided herein, service to be deemed complete seven (7) days after mailing, or as permitted under the rules of either of said courts.
     6.11 Recapitalizations, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Stock or the Stock Rights, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Common Stock or the Stock Rights by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, amalgamation, consolidation or otherwise.
     6.12 Management Stockholder’s Employment by the Company. Nothing contained in this Agreement or in any other agreement entered into by the Company and the Management Stockholder contemporaneously with the execution of this Agreement (subject to, and except as set forth in, the applicable provisions of any offer letter or letter of employment provided to the Management Stockholder by the Company or any employment agreement entered by and between the Management Stockholder and the Company) (a) obligates the Company or any subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (b) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment, except as what may be outlined in Management Stockholder’s employment agreement, or continued employment by the Company or any subsidiary of the Company.
     6.13 Withholding. First Reserve, the FRC Affiliates, the Company or its subsidiaries shall have the right to deduct from any payment made under this Agreement to the Management Stockholder any federal, state or local income or other taxes required by law to be withheld with respect to such payment.
     6.14 Confidential Information; Covenant Not to Compete.
          (a) In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder hereby agrees effective as of the date hereof, that without the Company’s prior written consent, the Management Stockholder shall not, directly or indirectly, (i) at any time during or after the Management Stockholder’s employment with the Company or its subsidiaries, disclose any Confidential Information (as defined below) pertaining to the business of the Company or any of its subsidiaries (except when required to perform the Management Stockholder’s duties to the Company or one of its subsidiaries, or required by law or judicial process) or disparage the Company or any of its subsidiaries; or (ii) at any time during the Management Stockholder’s employment with the Company or its subsidiaries and for a period of one (1) year thereafter, directly or indirectly (A) act as a proprietor, director, officer, employee, consultant, or partner in any business that directly or indirectly competes with the business of the Company or any of its subsidiaries, or have an investment in any such business that represents more than 1% of all investments in such business or hold securities in any such business that represents more than 1% of ownership (in value or in voting power) of any such business, (B) solicit customers or clients of the Company or any of its subsidiaries to terminate their relationship with the Company or any of its subsidiaries or otherwise solicit such customers or clients to compete with any business of the Company or any of its subsidiaries or (C) solicit or offer employment to any person who has been employed by the Company or any of its subsidiaries at any time during the twelve (12) months immediately preceding the termination of the Management Stockholder’s employment. If the Management Stockholder is bound by any other agreement with the Company regarding the use or disclosure of confidential information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of confidential information. “Confidential Information” shall mean all non-public information concerning trade secrets, know-how, software, developments, inventions, processes, technology, designs, financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential.
          (b) Notwithstanding Section 6.14(a), if at any time a court holds that the restrictions stated in such Section 6.14(a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because the Management Stockholder’s services are unique and because the Management Stockholder has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of Section 6.14(a) of this Agreement. In the event of a breach or threatened breach of Section 6.14(a) of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).
          (c) In the event that the Management Stockholder materially breaches any of the provisions of Section 6.14(a), in addition to all other remedies that may be available to the Company, the Management Stockholder shall be required to pay to the Company any amounts actually paid to the Management Stockholder by the Company in respect of any repurchase by the Company of Common Stock or Stock Rights held by the Management Stockholder. For purposes of this section, a material breach would be one or more breaches that cause, individually or in the aggregate, damages to any party in excess of $50,000.
          (d) To the extent applicable, in the event of any conflict between the terms of this Section 6.14 and the terms of any employment agreement between the Management Stockholder and the Company or any affiliate thereof, the terms of such employment agreement shall govern.
     6.15 No Preemptive Rights. The Management Stockholder acknowledges that he or she has no preemptive rights as of the date hereof with respect to any capital stock issued by the Company, including any capital stock issued in connection with an initial public offering of capital stock of the Company.
     6.16 Effectiveness. This Agreement shall have no effect until the completion of an initial public offering of the capital stock of the Company. Until such time that an initial public offering of the capital stock of the Company is completed, the Original Agreement shall be in full force and effect. Subject to and upon the completion of an initial public offering of the capital stock of the Company, this Agreement shall restate, integrate and amend the Original Agreement and such restatement, integration and amendment shall be deemed effective as of April 1, 2006.
     6.17 Definitions.
          For purposes of this Agreement,

          (A) the term “affiliate” means with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity. For purposes of the foregoing definition, the term “controls” “is controlled by” or “is under common control with” means the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise;
          (B) the term “FRC Affiliate” means any entity that is an affiliate or First Reserve;
          (C) the term “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.
          (D) the term “SEC” means the U.S. Securities and Exchange Commission;
          (E) the term “Securities Act” means the Securities Act of 1933, as amended; and
          (F) the term “Transfer” means a sale, transfer, assignment, pledge, conveyance, encumbrance, gift or other disposition, whether directly, indirectly, by merger, operation of law, transfer of any ownership interest or otherwise; “Transferred” shall have the derivative meaning of Transfer.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

CHART INDUSTRIES, INC.	FR X CHART HOLDINGS LLC

By:	By:	FIRST RESERVE FUND X, L.P.

Name:	As Sole Member
Title:

	By:	FIRST RESERVE GP X, L.P.
Its General Partner

	By:	FIRST RESERVE GP X, INC.
Its General Partner

By:

Name:
Title:

[Name of Management Stockholder]
[Signature Page to Management Stockholder’s Agreement]